Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-213818, 333-216718, 333-223383, 333-230027, 333-238909, 333-256631, 333-265255, 333-272234 and 333-279713 on Form S-8 and Registration Statement No. 333-274869 on Form S-3 of our reports dated May 28, 2025, relating to the financial statements of e.l.f. Beauty, Inc. and the effectiveness of e.l.f. Beauty, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended March 31, 2025.

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA
May 28, 2025